                                                                   EXHIBIT 10.20
================================================================================





                           STOCK PURCHASE AGREEMENT

                                 By and Among

                           Mac-Gray Services, Inc.,
                                   ("Buyer")

                                 Copico, Inc.
                                  ("Company")

                                      and

                           Stockholders Named Herein
                               ("Stockholders")


                                March 31, 1998



================================================================================

                           STOCK PURCHASE AGREEMENT

                                     INDEX

                                                                            Page
SECTION 1.  SALE OF SHARES AND PURCHASE PRICE...............................   2
    1.01     Transfer of Company Shares.....................................   2
    1.02     Purchase Price.................................................   2
    1.02A    Purchase Price Adjustment......................................   3
    1.03     Calculation of Purchase Price..................................   3
    1.04     Payment of Purchase Price......................................   3
    1.05     Closing.  .....................................................   4
    1.06     Stockholder Action.............................................   4
    1.07     Further Assurances.............................................   4
    1.08     Transfer Taxes.................................................   4
    1.09     Deposit........................................................   5

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
    PRINCIPAL STOCKHOLDERS..................................................
    2.01     Making of Representations and Warranties.......................   5
    2.02     Organization and Qualifications of the Company.................   5
    2.03     Capital Stock of the Company; Beneficial Ownership.............   6
    2.04     Subsidiaries; Investments......................................   6
    2.05     Authority......................................................   6
    2.06     Real and Personal Property.....................................   7
    2.07     Vending Service Agreements.....................................   9
    2.08     Equipment......................................................   9
    2.09     Title..........................................................   9
    2.10     Financial Statements...........................................  10
    2.11     Taxes..........................................................  11
    2.12     Collectibility of Accounts Receivable..........................  12
    2.13     Inventories....................................................  12
    2.14     Absence of Certain Changes.....................................  13
    2.15     Ordinary Course................................................  14
    2.16     Banking Relations..............................................  14
    2.17     Intellectual Property..........................................  14
    2.18     Contracts......................................................  16
    2.19     Litigation.....................................................  17
    2.20     Compliance with Laws...........................................  18
    2.21     Insurance......................................................  18
    2.22     Warranty or Other Claims.......................................  18
    2.23     Powers of Attorney.............................................  18
    2.24     Finder's Fee...................................................  18
    2.25     Permits; Burdensome Agreements.................................  18

                                                                  Execution Copy

                                      (i)

                                                                            Page
                                                                            ----
    2.26     Corporate Records; Copies of Documents.........................  19
    2.27     Transactions with Interested Persons...........................  19
    2.28     Employee Benefit Programs......................................  19
    2.29     Environmental Matters..........................................  21
    2.30     List of Directors and Officers.................................  22
    2.31     Employees; Labor Matters.......................................  22
    2.32     Non-Foreign Status.............................................  23
    2.33     [Intentionally Omitted]........................................  23
    2.34     Customers, Distributors and Suppliers..........................  23
    2.35     [Intentionally Omitted.].......................................  24
    2.36     Stock Repurchase...............................................  24
    2.37     Disclosure.....................................................  24

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS..............  24
    3.01     Company Shares.................................................  24
    3.02     Authority......................................................  24
    3.03     Finder's Fee...................................................  25
    3.04     Agreements.....................................................  25
    3.05     Investment Representations.....................................  25

SECTION 4.  COVENANTS OF THE COMPANY AND THE PRINCIPAL
                    STOCKHOLDERS............................................  26
    4.01     Making of Covenants and Agreements.............................  26
    4.02     Conduct of Business............................................  26
    4.03     Consents.......................................................  27
    4.04     Notice of Default..............................................  28
    4.05     Consummation of Agreement......................................  28
    4.06     Cooperation of the Company and the Principal Stockholders......  28
    4.07     No Solicitation of Other Offers................................  28
    4.08     Confidentiality................................................  29
    4.09     Tax Returns....................................................  29
    4.10     Filing Cooperation.............................................  29
    4.11     No Transfer of Securities......................................  30

SECTION 4A.  COVENANTS OF THE STOCKHOLDERS OTHER THAN THE
                      PRINCIPAL STOCKHOLDERS................................  30
    4A.01    Making of Covenants and Agreements.............................  30
    4A.02    No Solicitation of Other Offers................................  30
    4A.03    Confidentiality................................................  30
    4A.04    Filing Cooperation.............................................  30
    4A.05    No Transfer of Securities......................................  31

                                                                  Execution Copy

                                     (ii)

                                                                            Page
                                                                            ----
SECTION 5.  REPRESENTATIONS AND WARRANTIES OF BUYER.........................  31
    5.01     Making of Representations and Warranties.......................  31
    5.02     Organization of Buyer..........................................  31
    5.03     Capitalization.................................................  31
    5.04     Authority of Buyer.............................................  31
    5.05     Litigation.....................................................  32
    5.06     Finder's Fee...................................................  32

SECTION 6.  COVENANTS OF BUYER..............................................  32
    6.01     Making of Covenants and Agreements.............................  32
    6.02     Confidentiality................................................  32
    6.03     Consents.......................................................  33
    6.04     Consummation of Agreement......................................  33

SECTION 7.  CONDITIONS......................................................  33
    7.01     Conditions to the Obligations of Buyer.........................  33
    7.02     Conditions to Obligations of the Company and the Stockholders..  36

SECTION 8.  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.....................  37
    8.01     Termination....................................................  37
    8.02     Effect of Termination..........................................  38
    8.03     Right to Proceed...............................................  38

SECTION 9.  SURVIVAL........................................................  38
    9.01     Survival of Warranties.........................................  38

SECTION 10.  INDEMNIFICATION................................................  39
    10.01    Indemnification by the Stockholders............................  39
    10.02    Limitations on Indemnification by the Stockholders.............  39
    10.03    Indemnification by Buyer.......................................  40
    10.04    Limitation on Indemnification by Buyer.........................  40
    10.05    Notice; Defense of Claims......................................  40

SECTION 11.  MISCELLANEOUS..................................................  41
    11.01    Fees and Expenses..............................................  41
    11.02    Governing Law..................................................  41
    11.03    Notices........................................................  41
    11.04    Entire Agreement...............................................  42
    11.05    Assignability; Binding Effect..................................  42
    11.06    Captions and Gender............................................  43
    11.07    Execution in Counterparts......................................  43
    11.08    Amendments.....................................................  43

                                                                  Execution Copy

                                     (iii)

                                                                            Page
                                                                            ----
    11.09    Publicity and Disclosures......................................  43
    11.10    Dispute Resolution.............................................  43
    11.11    Specific Performance...........................................  44

                                                                  Execution Copy

                                     (iv)

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     AGREEMENT entered into as of March 31, 1998 by and among Mac-Gray Services, Inc., a Delaware corporation ("Buyer"), Copico, Inc., a Massachusetts corporation (the "Company"), Edward J. Goulart and Robert W. LaRoche (the "Principal Stockholders") and the other holders of shares of capital stock or options, warrants or other securities exercisable for or convertible into capital stock of the Company, each of whom is listed on Exhibit A attached
                                                        ---------
hereto (together with the Principal Stockholders, the "Stockholders" and, individually, each a "Stockholder").


                              W I T N E S S E T H
                              -------------------

     WHEREAS, as of the date hereof, the Principal Stockholders and Ronald R. Jalbert are the record and beneficial owners of all of the issued and outstanding common stock, no par value per share (the "Common Stock"), of the Company;

     WHEREAS, immediately prior to the Closing (as hereinafter defined), the Company shall issue to each of Peter B. Finn, David Luongo and Joseph J. Tischler, 1% of the then outstanding Common Stock of the Company on a fully-diluted basis;

     WHEREAS, immediately prior to the Closing, the 250 shares of Class A preferred stock, par value $.01 per share ("Class A Preferred Stock"), of the Company held by the Massachusetts Capital Resource Company ("MCRC"), which represents all of the issued and outstanding shares of the Company's Class A Preferred Stock, shall be converted solely into 250 shares of the Company's Common Stock;

     WHEREAS, immediately prior to the Closing, the Company shall redeem, through an increase in the Company's bank line of credit or through a direction of portions of the Cash Payment (as described in Section 1.02), all of the issued and outstanding shares of its Class B preferred stock, par value $.01 per share ("Class B Preferred Stock"), from the holders thereof for the entire outstanding principal balance plus accrued but unpaid dividends thereon through the date of such redemption;

     WHEREAS, at the Closing, the Stockholders shall be the record and beneficial owners of all of the issued and outstanding capital stock of the Company, which shall consist entirely of 1,289 shares of Common Stock (the "Company Shares");

     WHEREAS, Buyer is a wholly-owned subsidiary of Mac-Gray Corporation, a Delaware corporation ("Parent"); and

      WHEREAS, subject to the terms and conditions set forth herein, the Stockholders desire to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares from the Stockholders.

      NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. SALE OF SHARES AND PURCHASE PRICE.
--------------------------------------------

      1.01  Transfer of Company Shares.  At the Closing, each Stockholder shall
            --------------------------
deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by such Stockholder as set forth on Exhibit A, which
                                                         ---------
collectively shall represent all of the issued and outstanding capital stock of the Company. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by such Stockholder, free and clear of any and all liens, encumbrances, charges or claims. Each Stockholder by execution of this Agreement hereby appoints Buyer as his attorney-in-fact to effectuate transfer of the Company Shares at the Closing.

      1.02  Purchase Price.  In consideration of the sale by the Stockholders to
            --------------
Buyer of the Company Shares and in reliance upon the representations and warranties of the Company and the Stockholders contained herein and made at the Closing and subject to satisfaction of all of the conditions contained herein, Buyer agrees that at the Closing it will deliver to the Stockholders in the proportions set forth on Exhibit A:
                         ---------

               (i) Two hundred fifty thousand (250,000) shares of common stock, par value $.01 per share, of Parent (the "Parent Shares"); and

               (ii) A cash payment (subject to adjustment as set forth in Section 1.02A, and including the Deposit distributed by the Escrow Agent (each as defined in Section 1.09 hereof) pursuant to Section 1.09 hereof) equal to:

                     (A) ten million nine hundred fifty thousand dollars ($10,950,000); less
               ----

                     (B) the sum of (x) the aggregate principal indebtedness of the Company (as hereinafter defined) outstanding on the Closing Date (as hereinafter defined), including, without limitation, all such indebtedness to State Street Bank and Trust Company and MCRC (which indebtedness shall include the indebtedness (if any) to redeem all of the Class B Preferred Stock), plus
                                                                         ----
(y) all accrued interest thereon and all fees, premiums, penalties and other costs related to the transfer, assumption or prepayment of such indebtedness by Buyer on the Closing Date (the "Closing Indebtedness")

(the "Cash Payment," and together with the Parent Shares, the "Purchase Price"); provided that the amount described in clause (C) above shall not include up to
--------
two hundred thousand dollars ($200,000) of debt (inclusive of any accrued interest thereon) which remains outstanding on the Closing Date if the proceeds therefrom were used by the Company to directly fund the purchase price of capital equipment for deals signed and installed by the Company between January 26, 1998 and the Closing Date (the "Approved Capital Expenditures").

      1.02A Purchase Price Adjustment. The Company shall obtain a report as of
            -------------------------
the close of business on the business day immediately preceding the Closing from each bank that the Company maintains a checking or deposit account setting forth the amount of cash available in each such account ("Available Cash"). Subject to compliance with Section 4 hereof, including specifically and without limitation
Section 4.02(i) hereof, in the event the Closing does not occur on a date on which the Company makes payments on its loans from State Street Bank and Trust Company and MCRC, the Company shall be permitted to pay the aggregate amount of Available Cash in such bank accounts to reduce the amount of outstanding debt (including interest thereon) immediately prior to the Closing. Alternatively, the Buyer shall pay to the Stockholders the aggregate amount of any such Available Cash by increasing the Cash Payment by the aggregate amount of such Available Cash.

      1.03  Calculation of Purchase Price. At the Closing, the Stockholders
            -----------------------------
shall deliver to Buyer a certificate signed by each of the Stockholders which sets forth the calculation of the Cash Payment (including any prepayment made, or change in the Cash Payment requested, pursuant to Section 1.02A), including, without limitation, the true and correct amounts of the Closing Indebtedness and the Approved Capital Expenditures, which certificate shall constitute a representation by each Stockholder to Buyer as to the truth and correctness of the calculation and the amounts set forth therein.

      1.04  Payment of Purchase Price.  At the Closing and subject to the terms
            -------------------------
and conditions of this Agreement, Buyer shall deliver to each Stockholder (i) a certificate representing the number of Parent Shares set forth opposite such Stockholder's name in Exhibit A attached hereto and (ii) the cash amount
                      ---------
representing such Stockholder's proportional share of the Cash Payment, set forth opposite such Stockholder's name in Exhibit A attached hereto, by
                                          ---------
certified or cashier's check or wire transfer made payable to such Stockholder, or other method acceptable to the Stockholders.

      1.05  Closing.  Subject to the terms and conditions of this Agreement, the
            -------
closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts 02109 at 10:00 A.M. Eastern Standard Time on the date that is five (5) business days after the conditions set forth in
Section 7 hereof are satisfied or, if applicable, waived or at such other place or date or time as may be mutually agreed upon by the parties (the "Closing Date").

      1.06  Stockholder Action.
            ------------------

            (a) By executing and delivering this Agreement, each Stockholder hereby agrees that as to any action required or permitted to be taken by the Stockholders hereunder, from the date hereof and through and including the Closing Date, such action may be taken by Stockholders holding in the aggregate 51% or more of the Company Shares. Such actions shall include, without limitation, the power:

                (i) to waive any condition to the obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement;

                (ii) to execute and deliver all ancillary agreements, certificates and documents, and to make representations and warranties therein, on behalf of each Stockholder in connection with the consummation of the transactions contemplated by this Agreement; and

                (iii) to do or refrain from doing any further act or deed on behalf of each Stockholder relating to the subject matter of this Agreement, as fully and completely as each such Stockholder could do if personally present.

            (b) Buyer shall be entitled to rely conclusively on the instructions and decisions of Stockholders holding in the aggregate 51% or more of the Company Shares as to any actions required or permitted to be taken by the Stockholders hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken in good faith by Buyer in reliance upon the instructions or decisions of such Stockholders.

      1.07  Further Assurances.  The Stockholders from time to time after the
            ------------------
Closing at the request of Buyer and without further consideration shall execute and deliver instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

      1.08  Transfer Taxes.  All transfer taxes, fees and duties, if any, under
            --------------
applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholders, and the Stockholders shall promptly reimburse the Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

      1.09  Deposit. Concurrently with the execution of this Agreement, Buyer
            -------
and the Company shall direct State Street Bank and Trust Company, as escrow agent (the "Escrow Agent") to continue holding $400,000 (including any interest or other income earned thereon, the "Deposit") pursuant to that certain Deposit Escrow Agreement, which direction shall include further instructions as follows:

            (i) In the event this Agreement is terminated pursuant to Section 8.01(iii) or, as a result solely of Buyer's material failure to perform its obligations hereunder, pursuant to Section 8.01(iv) hereof, such Deposit shall be paid to the Company or its designee(s) as liquidated damages in full compensation for and paid as an exclusive remedy for, any damages the Company or the Stockholders may sustain thereby;

            (ii) In the event this agreement is terminated pursuant to Section 8.01(i), Section 8.01(ii) or Section 8.01(iv) (other than as described in
Section 1.09(i) above), such Deposit shall be paid to Buyer or its designee; or

            (iii) In the event this Agreement is not terminated, on the Closing Date, the parties hereto shall direct the Escrow Agent to disburse the Deposit in a manner so that it constitutes a portion of the Cash Payment.


SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
----------------------------------------------------------------
           PRINCIPAL STOCKHOLDERS.
           ----------------------

      2.01  Making of Representations and Warranties. As a material inducement
            ----------------------------------------
to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company and each of the Principal Stockholders jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2. No Stockholder shall have any right of indemnity or contribution from the Company with respect to the breach of any representation or warranty hereunder.

      2.02  Organization and Qualifications of the Company.  The Company is a
            ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Organization, as amended to date, certified by the Secretary of State of The Commonwealth of Massachusetts, and of the Company's by-laws, as amended to date, certified by the Company's Clerk, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business makes its qualification so necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, properties, results of operations, financial condition or prospects (a "Material Adverse Effect") of the Company.

      2.03  Capital Stock of the Company; Beneficial Ownership.  The authorized
            --------------------------------------------------
capital stock of the Company consists of (i) 200,000 shares of Common Stock,
(ii) 250 shares of Class A Preferred Stock, and (iii) 1,750 shares of Class B Preferred Stock, of which 1,000, 250 and 1,200 shares, respectively, are duly and validly issued, outstanding, fully paid and nonassessable and of which 199,000, 0 and 550 shares, respectively, are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. All of the Company's equity and debt securities have been offered, sold and issued in compliance with, or under an exemption from registration under, applicable Federal and state securities laws. Except as set forth in Schedule 2.03 attached hereto, there are no voting
                       -------------
trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Stockholders is a party.

      2.04  Subsidiaries; Investments.  The Company neither has, nor has it ever
            -------------------------
had, any subsidiaries, interests in joint ventures or partnerships or holds equity or debt securities in any other entity.

      2.05  Authority.  The Company has full right, authority and power to enter
            ---------
into this Agreement and each agreement, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company and no other action on the part of the Company is required in connection therewith.

      This Agreement and each agreement, document and instrument constitute, or when executed and delivered will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by the Company of this Agreement and each such agreement, document and instrument:

                    (A) does not and will not violate any provision of the Articles of Organization or by-laws or any similar organizational documents of the Company;

                    (B) does not and will not violate any federal, state or local laws applicable to the Company or require the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                    (C) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on the Company's assets or on the capital stock of the Company, except as specifically identified in Schedule
                                                                       --------
2.05 attached hereto.
----

      2.06  Real and Personal Property.
            --------------------------

            (a)  Real Property.  All of the real property owned or leased by the
                 -------------
Company is identified in Schedule 2.06(a) attached hereto (herein referred to as
                         ----------------
the "Owned Real Property" or the "Leased Real Property," as the case may be, or collectively as the "Real Property.")

                 (i)   Title. Except as set forth in Schedule 2.06(a) attached
                       -----                         ----------------
hereto, the Company has good, clear, record and marketable title to (A) all Owned Real Property and (B) enforceable leasehold interests in the Leased Real Property, in each case free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:

                       (x) easements, covenants, restrictions and similar encumbrances that do not and could not materially interfere with the use of the Owned Real Property as currently used and improved; and

                       (y) minor encroachments that do not and could not materially adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost.

((x) and (y) are collectively referred to as "Permitted Encumbrances"), except as set forth in Schedule 2.06(a) attached hereto. The Company has good, clear,
                ----------------
record and marketable title to enforceable leasehold interests in the Leased Real Property, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the lessor, except as set forth in Schedule 2.06(a).
                       ----------------

                 (ii)  Status of Leases. All leases of Leased Real Property or
                       ----------------
of Owned Real Property are identified in Schedule 2.06(a) attached hereto, and
                                         ----------------
true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties thereto and is in full force and effect. To the knowledge of the Company and the Principal Stockholder, the Company is not in default under any of said lease nor has it received any written notice thereof, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Company and the Principal Stockholders, none of the other parties to said leases is in default thereunder and there is no event which, with notice or the passage of time, or both, would give rise to such a default. After giving effect to the transactions contemplated by this Agreement, each of said leases will be fully enforceable by the Company against the other party thereto.

                 (iii) Consents. Except as set forth in Schedule 2.06(a)
                       --------                         ----------------
attached hereto, no approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of the Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company or the Principal Stockholders will obtain or complete them before the Closing.

                 (iv)  Condition of Real Property. There are no material defects
                       --------------------------
in the physical condition of any land, buildings or improvements constituting part of the Real Property, including, without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair and have been well maintained.

                 (v)   Compliance with the Law. The Company has not received any
                       -----------------------
notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected, and no such violation exists which should have a material adverse effect on the operation or value of any Real Property. All improvements located on or constituting part of the Real Property and their use and operation by the Company were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, except as set forth in
Schedule 2.06(a) attached hereto. No approval or consent to the transactions
----------------
contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations, except where the failure to obtain such approval or consent would not have a material adverse effect on the operation or value of the Real Property. The Company has not received any notice of any real estate tax deficiency or assessment which has not been satisfied nor is it aware of any proposed material deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

          (b)    Personal Property.  A complete description of the machinery and
                 -----------------
equipment of the Company is contained in Schedule 2.06(b) attached hereto.
                                         ----------------
Except as specifically disclosed in said Schedule or the Base Balance Sheet (as hereinafter defined), the Company has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge, except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of the Company. Except as otherwise specified in Schedule 2.06(b)
                                                           ----------------
attached hereto, all leasehold improvements, furnishings, machinery and equipment of the Company are in good repair, have been well maintained and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good operating condition, ordinary wear and tear expected; and neither the Company nor any of the Principal Stockholders of any pending or threatened change of any such law, ordinance or regulation which could materially adversely affect the Company or its businesses.

      2.07  Vending Service Agreements.  Schedule 2.07 attached hereto lists all
            --------------------------   -------------
of the contracts, understandings and arrangements, whether written or oral, including any tenancy at will, under which the Company is bound, or to which the Company is a party, which relate to the placement of photocopier machines (the "Vending Service Agreements"). Schedule 2.07 attached hereto contains a true,
                                -------------
correct and complete list of all Vending Service Agreement locations, Vending Service Agreement expirations, the number of photocopiers at each Vending Service Agreement location, vend prices, net revenues after commission for each Vending Service Agreement location and whether the terms of such Vending Service Agreement require the consent or approval of or prior notice to any third party as a result of the consummation of the transactions contemplated by this Agreement. True and correct copies of all the Vending Service Agreements have been delivered or made available to Buyer prior to the date hereof. Each of the Vending Service Agreements is valid, in full force and effect and binding upon the Company and the other parties thereto in accordance with its respective terms. Neither the Company, nor, to the knowledge of the Company and the Principal Stockholders, any other party is in default under or in arrears in the performance, payment or satisfaction of any agreement or condition on its part to be performed or satisfied under any Vending Service Agreement, nor, to the knowledge of the Company and the Principal Stockholders, does any condition exist that with notice or lapse of time or both would constitute such a default, and no waiver or indulgence has been granted by any lessee under any Vending Service Agreement. The Company has not received notice of, nor does the Company or any Principal Stockholder have knowledge of any fact which would result in, the termination, repudiation or breach of any Vending Service Agreement. After giving effect to the transactions contemplated by this Agreement, each of the Vending Service Agreements will be valid and effective in accordance with its terms, and fully enforceable by the Company against the other party thereto.

      2.08  Equipment.  The photocopier machines that are the subject of the
            ---------
Vending Service Agreements listed in Schedule 2.07 constitute all of the
                                     -------------
photocopier machines which are owned and/or operated by the Company, except for photocopier machines held in inventory as set forth in Schedule 2.08 attached
                                                       -------------
hereto.  Schedule 2.08 attached hereto includes a true, correct and complete
         -------------
list of: (i) all of the photocopier machines and change machines installed at the Vending Service Agreement locations listed in Schedule 2.07 and (ii) all of
                                                  -------------
the inventory of new photocopier machines of the Company (collectively, the "Equipment"). All of the Equipment is in good operating condition, ordinary wear and tear excepted.

      2.09  Title.  Except as set forth in Schedule 2.09 attached hereto, the
            -----                          -------------
Company has good and valid title to, or a valid leasehold interest in, all of their Equipment, Vending Service Agreements and the other properties and assets which are used in their business or otherwise material to their financial condition, free and clear of any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance or other charge.

      2.10  Financial Statements.
            --------------------

            (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.10:
                                                   -------------

            (b) Balance sheets of the Company as of January 31, 1996, 1997 and 1998 (the January 31, 1998 balance sheet being referred to herein as the "Base Balance Sheet") and statements of income and retained earnings and statements of cash flows for the three (3) years then ended, of which the consolidated statements have been, or, in the case of the January 31, 1998 financial statement, are being audited by Kenneth A. Najarian, P.C., independent public accountant.

            (c) A balance sheet of the Company as of February 28, 1998 and statements of income and retained earnings and statements of cash flows for the one-month period then ended, certified by the Company's Treasurer or Chief Financial Officer.

      Said financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of said statements and the results of operations for the periods covered thereby.

            (d) As of the date of the Base Balance Sheet, the Company does not have, nor will it have, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet or reflected in Schedules furnished to Buyer hereunder as of the date hereof, or immaterial liabilities incurred in the ordinary course of business of the Company in existence as of the date of such Base Balance Sheet which are not required to be reflected in such Base Balance Sheet or the notes thereto under GAAP.

            (e) As of the date hereof and as of the Closing, the Company has not had, nor will it have, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, (ii) reflected in Schedules furnished to Buyer hereunder on the date hereof, or (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business of the Company except as prohibited by this Agreement.

      2.11  Taxes.
            -----

            (a) The Company has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, capital gains taxes, alternative minimum taxes, excise taxes, sales taxes, goods and services taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not. All Taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities within the time required by applicable law.

            (b) The Company has in accordance with applicable law filed all federal, state, local and foreign tax returns and all other materials required to be filed by it through the date hereof and will continue to do so in respect of any fiscal period ending on or prior to the Closing Date, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods on or after January 31, 1993 is set forth in Schedule 2.11 attached hereto, and said
                                 -------------
Schedule indicates those returns that have been audited or currently are subject of an audit. For each taxable period of the Company ended on or after January 31, 1993, the Company has delivered to Buyer correct and complete copies of all federal, state, local and foreign tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

            (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the knowledge of the Company and the Principal Stockholders, threatening to assert against the Company, any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

            (d) Except as set forth in Schedule 2.11 attached hereto, there has
                                       -------------
not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.11, no
                                                               -------------
extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

            (e) The Company has never been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in Schedule 2.11 attached
                                                         -------------
hereto, the Company has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.11, the Company does not own, nor has it ever owned, a
             -------------
direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.11 attached hereto, the Company is not
                               -------------
a party to any tax sharing agreement. The Company is not, nor could it be liable for any Taxes of any other person or entity.

            (f) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

      2.12  Collectibility of Accounts Receivable. All of the accounts
            -------------------------------------
receivable of the Company shown or reflected on the Base Balance Sheet or existing at the date hereof (less the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no setoff or counterclaim. The Company does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed in Schedule 2.12 attached hereto, and all accounts
                                -------------
and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

      2.13  Inventories.  Except as disclosed in Schedule 2.13, all items in the
            -----------                          -------------
inventories of the Company shown on the Base Balance Sheet or existing at the date hereof are of a quality and quantity useable, saleable or leasable in the ordinary course of business of the Company. Except as disclosed in Schedule
                                                                   --------
2.13, said inventories reflect write-downs to realizable values in the case of
----
items which are below standard quality or have become obsolete or unsaleable or unleasable (except at prices less than cost) in the ordinary course of the business of the Company. No such write-downs since February 1, 1998 have had a material adverse effect on the financial condition or results of operations of the Company. The values of the inventories stated in the Base Balance Sheet and any subsequent financial statements of the Company reflect the normal inventory valuation policies of the Company and were determined at the lower of cost or market in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for parts are not in excess of normal requirements and none are at prices materially in excess of current market prices. Except as disclosed in Schedule 2.13, all inventory
                                               -------------
items are located on the Owned Real Property or the Leased Real Property. Since the date of the Base Balance Sheet, no inventory items have been used, sold, leased or disposed of except through installations in the ordinary course of business at locations covered by a Vending Services Agreement, or through sales or leases in the ordinary course of business, and all such installations, sales and leasing commitments for the producers of the Company are at prices not less than inventory values plus installation, selling or leasing expenses.

      2.14  Absence of Certain Changes.  Except as disclosed in Schedule 2.14
            --------------------------                          -------------
attached hereto, since the date of the Base Balance Sheet there has not been:

            (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on the Company;

            (b) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

            (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

            (d) Any material obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

            (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

            (f) Any damage, destruction or loss, whether or not covered by insurance, which has had a Material Adverse Effect on the Company;

            (g) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock, or other ownership interests, of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock, or other ownership interests;

            (h) Any labor trouble or claim of unfair labor practices involving the Company, any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

            (i) Any change with respect to the officers or management of the Company;

            (j) Any payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

            (k) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

            (l) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

            (m) Any other transaction entered into by the Company other than transactions in the ordinary course of business;

            (n) Any waiver of any valuable right of, or cancellation of any debt or claim held by, the Company; or

            (o) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through
(n) above.

      2.15  Ordinary Course.  Since the date of the Base Balance Sheet, the
            ---------------
Company has conducted its business only in the ordinary course and consistently with its prior practices.

      2.16  Banking Relations. All of the arrangements which the Company has
            -----------------
with any banking institution are completely and accurately described in Schedule
                                                                        --------
2.16 attached hereto, indicating with respect to each of such arrangements the
----
type of arrangements maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      2.17  Intellectual Property.
            ---------------------

            (a) Except as described in Schedule 2.17 attached hereto, the
                                       -------------
Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated. All of the rights of the Company in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company in respect thereof. Except as described in Schedule 2.17, the Company has the
                                           -------------
right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

            (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company are listed in Schedule 2.17 attached hereto. All of
                                      -------------
such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office or such other applicable governmental office or authority under the jurisdiction of which the Company conduct business, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of applicable law and administrative regulations.

            (c) All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Schedule 2.17 attached
                                                      -------------
hereto. All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth in
Schedule 2.17 attached hereto, all of the rights of the Company thereunder will
-------------
continue in full force and effect upon consummation of the transactions contemplated hereby. To the knowledge of the Company and the Principal Stockholders, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

            (d) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are listed in Schedule 2.17 attached hereto. All of said licenses or
                      -------------
other agreements are in full force and effect and, to the knowledge of the Company and the Principal Stockholders, there is no material default by any party thereto, and, except as set forth in Schedule 2.17 attached hereto, all of
                                           -------------
the rights of the Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

            (e) The Company has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all material Intellectual Property rights with respect to its products, services and technology. The Company has required all professional and technical employees and other employees having access to valuable non-public information of the Company, to execute agreements under which such employees are required to convey to the Company ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of the Company. The Company has not made any such information available to any person other than employees of the Company, except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Neither the Company nor any Principal Stockholder has any knowledge of any infringement by others of any material Intellectual Property rights of the Company.

            (f) To the knowledge of the Company and its Principal Stockholders, the present and contemplated business, activities, products and services of the Company do not infringe any Intellectual Property of any other person. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the knowledge of the Company, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company. To the knowldge of the Company and the Principal Stockholders, the Company is not making unauthorized use of any confidential information or trade secrets of any person, including, without limitation, to the knowledge of the Company, any former employer of any past or present employee of the Company. Except as set forth in Schedule 2.17,
                                                                 -------------
neither the Company nor, to the knowledge of the Company and the Principal Stockholders, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of their employees on behalf of the Company do not violate any such agreements or arrangements known to the Company.

      2.18  Contracts.  Except for contracts, commitments, plans, agreements and
            ---------
licenses described in Schedule 2.18 attached hereto (true and complete copies of
                      -------------
which have been delivered to Buyer) and excluding Vending Service Agreements, the Company is not a party to, nor is it subject to:

            (a) Any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

            (b) Any employment contract, consulting contract or contract for services which is not terminable within thirty (30) days by the Company without liability for any penalty or severance payment;

            (c) Any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $10,000 each, such orders not exceeding $50,000 in the aggregate;

            (d) Any other contracts or agreements creating any obligations of the Company of $10,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

            (e) Any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

            (f) Any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one
(1) year after the date hereof;

            (g) Any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

            (h) Any contract with any sales agent or distributor of products of the Company;

            (i) Any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

            (j) Any contract or agreement for the purchase of any fixed asset for a price in excess of $10,000, whether or not such purchase is in the ordinary course of business;

            (k) Any license agreement (as licensor or licensee);

            (l) Any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

            (m) Any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them; or

            (n) Any contract, agreement or understanding whether in writing or otherwise for the Company to take any of the actions specified in paragraphs (a) through (m) above.

      To the Company's knowledge, the Company is not in default (beyond all applicable grace periods) under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has any knowledge of conditions or facts which, with notice or the passage of time, or both, would constitute a default (beyond all applicable grace periods).

      2.19  Litigation. Schedule 2.19 attached hereto lists all currently
            ----------  -------------
pending litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for matters described in
Schedule 2.19 attached hereto, there is no litigation or governmental or
-------------
administrative proceeding or investigation pending or, to the knowledge of the Company and the Principal Stockholders, threatened against the Company or its affiliates (including, without limitation, directors and officers) which may have, either individually or in the aggregate, a Material Adverse Effect on the Company, or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein,
Schedule 2.19 attached hereto sets forth a description of the matter,
-------------
the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

      2.20  Compliance with Laws.  Except as set forth in Schedule 2.20 attached
            --------------------                          -------------
hereto and to the Company's and the Principal Stockholder's knowledge, the Company is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees, rules and regulations promulgated by any federal, state, municipal or foreign entity, agency, court or other governmental authority applicable to it or to the conduct of its business, and the Company has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation, except where the failure to be in such compliance would not have, either individually or in the aggregate, a Material Adverse Effect on the Company, and the Company has not received notice of a material violation or alleged material violation of any such statute, ordinance, order, rule or regulation.

      2.21  Insurance.  The physical properties, assets, business, operations,
            ---------
employees, officers and directors of the Company are insured to the extent disclosed in Schedule 2.21 attached hereto, and all such insurance policies and
             -------------
arrangements are disclosed in said Schedule. There is no claim by the Company pending under any such policies as to which coverage has been questioned, denied or disputed by the insurer. Said insurance policies and arrangements are in full force and effect, all premiums due with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party.

      2.22  Warranty or Other Claims. There are no existing or threatened
            ------------------------
product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company for products or services which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.22 hereto. No claim has been
                                  -------------
asserted against the Company for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

      2.23  Powers of Attorney.  Neither the Company nor any Stockholder has any
            ------------------
outstanding power of attorney.

      2.24  Finder's Fee.  The Company has not incurred or become liable for any
            ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      2.25  Permits; Burdensome Agreements.  Schedule 2.25 lists all material
            ------------------------------   -------------
permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its business. The Company has obtained all such Approvals, which are valid and in full force and effect, and is operating in material compliance therewith. Except as disclosed in

Schedule 2.25 or in any other Schedule hereto, the Company is not subject to or
-------------
bound by any agreement, judgment, decree or order which may have, either individually or in the aggregate, a Material Adverse Effect on the Company.
Schedule 2.25 lists all registrations, certifications and similar approvals
-------------
necessary or customary in the Company's business for use in the licensing, marketing, maintenance, leasing, sales and distribution of the Company's products and services.

      2.26  Corporate Records; Copies of Documents.  The corporate record and
            --------------------------------------
minute books of the Company accurately record all corporate action taken by their respective stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

      2.27  Transactions with Interested Persons. Except as set forth in
            ------------------------------------
Schedule 2.27 attached hereto, neither the Company any Stockholder, officer,
-------------
supervisory employee or director of the Company nor, to the knowledge of the Company and the Principal Stockholders, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company or any organization which has a material contract or arrangement with the Company. Except as set forth in
Schedule 2.27 attached hereto, there are no loans, leases or other continuing
-------------
transactions between the Company and any present, or former, stockholder, director, officer or employee or, to the knowledge of the Company and the Principal Stockholders, any member of such stockholder's, director's, officer's or employee's immediate family, or any business organization controlled by any such stockholder, director, officer, employee or his or her immediate family.

      2.28  Employee Benefit Programs. Schedule 2.28 lists every Employee
            -------------------------  -------------
Program (as defined below) that has been maintained (as defined below) by the Company at any time during the three-year period ending on the Closing Date.

            (a) Each Employee Program which has ever been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such Section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

            (b) The Company and the Principal Stockholders do not know and have no reason to know, of any failure of any party to comply with any laws applicable to the

Employee Programs that have been maintained by the Company. With respect to any Employee Program ever maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company or Buyer. No litigation, arbitration, governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. No Employee Program has any material unfunded or underfunded obligation to provide benefits to any past, current or future participant therein.

            (c) Neither the Company nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multiemployer Plan (as defined below)) or
(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

            (d) With respect to each Employee Program maintained by the Company within the three (3) years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements), as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

            (e) For purposes of this Section:

                (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements and arrangements not described in
(A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

                (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents or beneficiaries.

                (iii) An entity is an "Affiliate" of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

                (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

      2.29  Environmental Matters.
            ---------------------

            (a) Except as set forth in Schedule 2.29 attached hereto, to the
                                       -------------
knowledge of the Company and the Principal Stockholders, (i) the Company has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released or disposed of at any site presently or formerly owned, operated, leased or used by the Company, or has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material not properly containerized under applicable law has ever been transported from any site presently or formerly owned, operated, leased or used by the Company for treatment, storage or disposal at any other place; (iv) the Company does not presently own, operate, lease or use, nor has it previously owned, operated, leased or used, any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery or equipment owned, operated, leased or used by the Company in connection with the presence of any Hazardous Material.

            (b) Except as set forth in Schedule 2.29 attached hereto, to the
                                       -------------
knowledge of the Company and the Principal Stockholders, (i) the Company does not have any material liability under, nor has it ever violated, any Environmental Law (as defined below); (ii) the Company, any property owned, operated, leased or used by it, and any facilities and operations thereon, are presently in compliance with all applicable Environmental Laws; (iii) the Company has never entered into, nor has it ever been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Company does not have any reason to believe that any of the items enumerated in clause (iii) of this Subsection will be forthcoming.

            (c) Except as set forth in Schedule 2.29 attached hereto, no site
                                       -------------
owned, operated, leased or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

            (d) The Company has provided to Buyer copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and reports, correspondence, permits, licenses, approvals, consents and other authorizations related to environmental or health and safety matters issued by any governmental agency.

            (e) For purposes of this Section 2.29, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance or by-law at the foreign, federal, state or local level, whether existing as of the date hereof, previously enforced or subsequently enacted; and (iv) "Company" shall mean and include the Company and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law.

      2.30  List of Directors and Officers.  Schedule 2.30 attached hereto
            ------------------------------   -------------
contains a true and complete list of all current directors and officers of the Company. In addition, Schedule 2.30 attached hereto contains a list of all
                       -------------
managers, employees and consultants of the Company who, individually, have received or are scheduled to receive compensation from the Company for the fiscal year ending January 31, 1998, in excess of $50,000. In each case, such
Schedule includes the current job title and aggregate annual compensation of each such individual.

      2.31  Employees; Labor Matters. The Company employ a total of
            ------------------------
approximately 71 full-time employees and 45 part-time employees. The Company do not employ a total of 100 or more employees (excluding employees who work less than 20 hours per week or who have worked for the Company less than six (6) of the last twelve (12) months) and will not have employed 100 or more employees at any point during the 90 days prior to and including the

Closing Date. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth in Schedule 2.31. The Company does not have any
                                 -------------
policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as set forth in said Schedule. To the Company's knowledge, the Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work or any other concerted interference with normal operations which are existing, pending or, to the Company's knowledge, threatened against or involving the Company. No question concerning representation exists respecting any employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have a Material Adverse Effect on the Company taken as a whole, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. To the Company's knowledge, the Company is, and at all times since its organization has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

      2.32  Non-Foreign Status. The Company is not a "foreign person" within the
            ------------------
meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

      2.33  [Intentionally Omitted].
            -----------------------

      2.34  Customers, Distributors and Suppliers.  Schedule 2.34 sets forth any
            -------------------------------------   -------------
customer, sales representative or distributor (whether pursuant to a commission, royalty or other arrangement) which accounts for more than 1% of the sales of the Company on a consolidated basis for the twelve (12) months ended January 31, 1998 (collectively, the "Customers and Distributors"). Schedule 2.34 lists all
                                                        -------------
of the suppliers of the Company to whom during the fiscal year ended January 31, 1998, the Company made payments aggregating $50,000 or more, showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). During the last twelve (12) months, no Customer, Distributor or Supplier has canceled, materially modified, or otherwise terminated its relationship with the Company, or has decreased materially its services, supplies or materials to the Company or its usage or purchase of the services or products of the Company, nor to the knowledge of the Company, does any Customer, Distributor or Supplier have any plan or intention to do any of the foregoing.

      2.35  [Intentionally Omitted.]

      2.36  Stock Repurchase.  Except as set forth in Schedule 2.36, the Company
            ----------------                          -------------
has not redeemed or repurchased any of its capital stock.

      2.37  Disclosure. The representations, warranties and statements contained
            ----------
in this Agreement and in the Certificates, Exhibits and Schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.
-------------------------------------------------------------

      As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Stockholder hereby severally and not jointly makes to Buyer each of the representations and warranties set forth in this Section 3 with respect to such Stockholder. No Stockholder shall have any right of indemnity or contribution from the Company with respect to the breach of any representation or warranty hereunder.

      3.01  Company Shares. Such Stockholder owns of record and beneficially the
            --------------
number of Company Shares set forth opposite such Stockholder's name in Exhibit A
                                                                       ---------
attached hereto. Such Company Shares are, and when delivered by such Stockholder to Buyer pursuant to this Agreement will be, duly authorized, validly issued, fully paid, nonassessable and free and clear of any and all liens, encumbrances, restrictions on transfer, charges or claims, under Article 8 of any applicable state version of the Uniform Commercial Code, including but not limited to Massachusetts and Delaware, or otherwise, except restrictions on transferability under applicable securities laws.

      3.02  Authority.  Such Stockholder has full right, authority, power and
            ---------
capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Stockholder pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument constitute, or when executed and delivered will constitute, a valid and binding obligation of such Stockholder, enforceable in accordance with their respective terms, and such Stockholder has full power and authority to transfer, sell and deliver the Company Shares to Buyer pursuant to this Agreement. The execution, delivery and performance of this Agreement and each such agreement, document and instrument:

               (i) does not and will not violate any federal, state or local laws applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver from, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

               (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any assets of the Company or on the Company Shares owned by such Stockholder.

      3.03  Finder's Fee. Such Stockholder has not incurred or become liable for
            ------------
any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      3.04  Agreements.  Each such Stockholder who is employed by the Company is
            ----------
not a party to any non-competition, trade secret or confidentiality agreement with any party other than the Company. There are no agreements or arrangements not contained herein or disclosed in a Schedule hereto, to which such Stockholder is a party relating to the business of the Company or to such Stockholder's rights and obligations as a stockholder, director or officer of the Company. Such Stockholder does not own, directly or indirectly, on an individual or joint basis, any material interest in, or serve as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a contract or arrangement with the Company. Such Stockholder has not at any time transferred any of the stock of the Company held by or for such holder to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee. The execution, delivery and performance of this Agreement will not violate or result in a default or acceleration of any obligation under any contract, agreement, indenture or other instrument involving the Company to which such Stockholder is a party.

      3.05  Investment Representations. In connection with the purchase and sale
            --------------------------
of the Parent Shares by and to the Stockholders as contemplated by Section 1.02 above, each Stockholder hereby represents and warrants to Buyer as follows:

            (a) Such Stockholder is purchasing the Parent Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

            (b) Such Stockholder has had such an opportunity as he has deemed adequate to obtain from Buyer such information as is necessary to permit him to evaluate the merits and risks of an investment in Buyer and has consulted with his own advisers with respect to his investment in Buyer.

          (c)  Except as set forth in Schedule 3.05, such Stockholder is an
                                      -------------
"accredited" investor within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

          (d) Such Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Parent Shares and to make an informed investment decision with respect to such purchase.

          (e) Such Stockholder can afford a complete loss of the value of the Parent Shares and is able to bear the economic risk of holding the Parent Shares for an indefinite period.

          (f) Such Stockholder understands that the Parent Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act (e.g., an effective registration statement on Form S-1 covering the resale of the Parent Shares by the Stockholder, such as is referred to in Section 7.02(h) hereof) and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). Such Stockholder further acknowledges that certificates representing the Parent Shares will bear restrictive legends reflecting the foregoing.

SECTION 4. COVENANTS OF THE COMPANY AND THE PRINCIPAL
-----------------------------------------------------
           STOCKHOLDERS.
           ------------

     4.01 Making of Covenants and Agreements.  The Company and the Principal
          ----------------------------------
Stockholders jointly and severally hereby make the covenants and agreements set forth in this Section 4 and the Principal Stockholders agree to cause the Company to comply with such agreements and covenants.

     4.02 Conduct of Business.  Between the date of this Agreement and the
          -------------------
Closing Date, the Company will:

          (a) Conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

          (b) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $50,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

          (c) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

          (d) Refrain from making any change or incurring any obligation to make a change in its Articles of Organization, by-laws or similar organizational documents or authorized or issued capital stock or ownership interests;

          (e) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or ownership interests, or making any direct or indirect redemption, purchase or other acquisition of its stock or ownership interests;

          (f) Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors;

          (g) Refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in its borrowing arrangements;

          (h)  Refrain from changing accounting policies or procedures;

          (i) Pay all accounts payable and other accrued expenses in the ordinary course of business and in a manner consistent with past practice unless they are being disputed in good faith;

          (j) Use its best efforts to prevent any change with respect to its management and supervisory personnel and banking arrangements;

          (k) Use its best efforts to keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it;

          (l) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 2.21 attached
                                                       -------------
hereto or equivalent insurance with any substitute insurers approved in writing by Buyer; and

          (m) Permit Buyer and its authorized representatives to have full access to all its properties, assets, contracts, books, tax returns, records, accounting, financial and other business files and information and furnish to Buyer or its authorized representatives such financial and other information with respect to its business or properties as Buyer may from time to time reasonably request.

     4.03 Consents. Prior to the Closing Date, the Company and the Principal
          --------
Stockholders shall make all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and the Company and the Principal Stockholders shall obtain all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

     4.04 Notice of Default.  Promptly upon the occurrence of, or promptly upon
          -----------------
the Company or any Principal Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company or such Principal Stockholder prior to the date hereof, of any of the representations, warranties or covenants of the Company or the Principal Stockholders contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company or the Principal Stockholders shall give detailed written notice thereof to Buyer and the Company and the Principal Stockholders shall use their best efforts to prevent or promptly remedy the same.

     4.05 Consummation of Agreement.  The Company and each Principal Stockholder
          -------------------------
shall use its or his best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and board of directors.

     4.06 Cooperation of the Company and the Principal Stockholders.  The
          ---------------------------------------------------------
Company and each of the Principal Stockholders shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby.

     4.07 No Solicitation of Other Offers.  Unless and until this Agreement
          -------------------------------
shall have been terminated, neither the Company nor any of the Principal Stockholders shall, nor shall the Company permit any of its directors, officers, employees or agents to, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage, proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a portion of the assets of, or any equity interest in, the Company, any merger or business combination with the Company or any public or private offering of interests in the Company (an "Acquisition Proposal"), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Buyer and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or

(iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing. The Company will promptly notify Buyer upon receipt of any offer or indication that any person is considering making an offer with respect to an Acquisition Proposal or any request for information relative to the Company or for access to the properties, books and records of the Company, and will promptly reject any such offer or request.

     4.08  Confidentiality.  The Company and the Principal Stockholders agree
           ---------------
that, unless and until the Closing has been consummated, each of the Company, its officers, directors, agents and representatives and the Principal Stockholders will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to the Company or the Principal Stockholders by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, the Company and the Principal Stockholders will return to Buyer (or certify that they have destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to the Company or the Principal Stockholders in connection with the transactions.

     4.09  Tax Returns.  The Company and the Principal Stockholders shall
           -----------
cooperate with Buyer to permit the Company in accordance with applicable law to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by the Company with respect to taxable periods ending on or before the Closing.

     4.10  Filing Cooperation.  The Company and the Principal Stockholders shall
           ------------------
cooperate with Buyer and it agents in connection with any filings to be made by Buyer, including, without limitation, filings under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"),
(ii) the Securities Act, including, but not limited to, the filing of a Registration Statement on Form S-1 or, if necessary, Form S-4, with the Securities and Exchange Commission (the "SEC"), or (iii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall furnish all information required in connection therewith. Such cooperation shall include, but not be limited to, obtaining any consent to inclusion of the Company's financial statements and the audit reports with respect thereto in any filing made pursuant to any federal or state securities laws (and any public disclosure related thereto), whether before or after the Closing. The Principal Stockholders acknowledge and agree that they have provided this Section of this Agreement to the Company's outside accountants and have obtained assurances that such accountants will provide such consent.

     4.11   No Transfer of Securities. Unless and until this Agreement shall
            -------------------------
have been terminated in accordance with its terms, no Principal Stockholder shall directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the capital stock of the Company (including any options in respect thereof), nor shall any Principal Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any such securities.

SECTION 4A. COVENANTS OF THE STOCKHOLDERS OTHER THAN THE
--------------------------------------------------------
            PRINCIPAL STOCKHOLDERS.
            ----------------------

     4A.01  Making of Covenants and Agreements.  Each Stockholder, other than
            ----------------------------------
the Principal Stockholders, severally and not jointly hereby makes the covenants and agreements set forth in this Section 4A with respect to such Stockholder.

     4A.02  No Solicitation of Other Offers.  Unless and until this Agreement
            -------------------------------
shall have been terminated, such Stockholder shall not, directly or indirectly,
(i) take any action to solicit, initiate submission of or encourage an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any person or entity other than Buyer and its representatives, (iii) furnish any information or afford access to the properties, books or records of the Company to any person or entity that may consider making or has made an offer with respect to an Acquisition Proposal other than Buyer and its representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do any of the foregoing.

     4A.03  Confidentiality.  Such Stockholder agrees that, unless and until
            ---------------
the Closing has been consummated, such Stockholder will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to such Stockholder by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, such Stockholder will return to Buyer (or certify that they have destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to such Stockholder in connection with the transactions.

     4A.04  Filing Cooperation.  Such Stockholder shall cooperate with Buyer
            ------------------
and it agents in connection with any filings to be made by Buyer, including, without limitation, filings under (i) the Hart-Scott-Rodino Act, (ii) the Securities Act, including, but not limited to, the filing of a Registration Statement on Form S-1 or, if necessary, Form S-4, with the SEC, or (iii) the Exchange Act, and shall furnish all information required in connection therewith. No such

Stockholder shall be responsible for any fee applicable to any such filing or for any portion of the costs of the Buyer's and Parent's legal, accounting and other professional fees.

     4A.05 No Transfer of Securities.  Unless and until this Agreement shall
           -------------------------
have been terminated in accordance with its terms, such Stockholder shall not directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the capital stock of the Company (including any options in respect thereof), nor shall such Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any such securities.


SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.
--------------------------------------------------

     5.01  Making of Representations and Warranties. As a material inducement to
           ----------------------------------------
the Company and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company and the Stockholders contained in this Section 5.

     5.02  Organization of Buyer. Buyer is a corporation duly organized, validly
           ---------------------
existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     5.03  Capitalization.  The authorized capital stock of Parent consists of
           --------------
30,000,000 Parent Shares and 5,000,000 shares of undesignated preferred stock. As of the date hereof, 13,174,118 Parent Shares are issued, outstanding, fully paid and nonassessable, and 1,157,982 Parent Shares are reserved for issuance (less options exercised subsequent to December 30, 1997) pursuant to Buyer's 1997 Stock Option and Incentive Plan. All issued and outstanding shares and options to acquire shares (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. When issued in compliance with the provisions of this Agreement, the Parent Shares will be validly issued, fully paid and nonassessable, and will be free and clear of any and all liens, encumbrances, restrictions on transfer, charges or claims, under Article 8 of any applicable state version of the Uniform Commercial Code, including but not limited to Massachusetts and Delaware, or otherwise, except for restrictions on transferability under applicable securities laws.

     5.04  Authority of Buyer.  Buyer has full right, authority and power to
           ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby, including, without limitation, the authorization, sale, issuance and delivery of the Parent Shares. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
(ii) general principles of equity that restrict the availability of equitable remedies. The execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

                    (A) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer; and

                    (B) does not and will not violate any federal, state or local laws applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made.

     5.05  Litigation.  There is no litigation pending or, to Buyer's knowledge,
           ----------
threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

     5.06  Finder's Fee.  Buyer has not incurred or become liable for any
           ------------
broker's commission or finder's fee which would be payable by any Stockholder or the Company relating to or in connection with the transactions contemplated by this Agreement.


SECTION 6. COVENANTS OF BUYER.
-----------------------------

     6.01  Making of Covenants and Agreements.  Buyer hereby makes the covenants
           ----------------------------------
and agreements set forth in this Section 6.

     6.02  Confidentiality.  Buyer agrees that, unless and until the Closing has
           ---------------
been consummated, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Company or the Stockholders with respect to the business or financial condition of the Company except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in the industries of the Company or which has been disclosed to Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer will return to the Company (or certify that it has destroyed) all copies of such data and information, including, but not limited to, financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda and other documents prepared by or made available to Buyer in connection with the transactions. Notwithstanding the foregoing, Buyer shall be permitted to disclose such information about the Company, the Stockholders and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act, the Exchange Act or New York Stock Exchange rules.

     6.03  Consents.  Buyer shall make all filings with and notifications of
           --------
governmental authorities, regulatory agencies and other entities required to be made by Buyer in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and Buyer shall obtain all authorizations, waivers, consents and permits, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the consummation of the transactions contemplated by this Agreement, and to avoid any breach, default, termination, acceleration or modification of any material agreement, contract, lease or permit as a result of, or in connection with, the execution and performance of this Agreement.

     6.04  Consummation of Agreement.  Buyer shall use its best efforts to
           -------------------------
perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

SECTION CONDITIONS.
------------------

     7.01  Conditions to the Obligations of Buyer.  The obligation of Buyer to
           --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

           (a)  Representations; Warranties; Covenants.  Each of the
                --------------------------------------
representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company and each of the Stockholders shall, on or before the Closing, have performed in all material respects all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

           (b)  No Material Change.  There shall have been no change in the
                ------------------
financial condition, prospects, properties, assets, liabilities, business or operations of the Company since the date hereof which has resulted in or is reasonably likely to result in a Material Adverse Effect on the Company taken as a whole, whether or not in the ordinary course of business.

           (c)  Retained Deficit.  Prior to giving effect to the transactions
                ----------------
contemplated by this Agreement, excluding the effect of the payment of all fees and expenses of the

Company incurred or to be incurred in connection with the transactions contemplated hereby, including, without limitation, legal and accounting expenses, the Company's retained deficit shall not be more than $500,000, the Company's current assets and current liabilities (each as measured according to GAAP) shall be consistent with levels maintained in the Company's normal course of business over the most recently completed fiscal year, and Buyer shall have received a certificate to such effect from the Company's President and Chief Financial Officer or Treasurer.

          (d)  Certificate from Officers.  The Stockholders shall have delivered
               -------------------------
to Buyer a certificate of the Company's President and Chief Financial Officer or Treasurer dated as of the Closing Date to the effect that the statements set forth in paragraphs (a) and (b) above are true and correct.

          (e)  Approval of Buyer's Counsel.  All actions, proceedings,
               ---------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP, as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions and documents in form reasonably satisfactory to such counsel, as Buyer may reasonably require from the Company and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Company and the Stockholders and the fulfillment of their respective covenants.

          (f)  Opinion of Counsel.  On the Closing Date, Buyer shall have
               ------------------
received from Rubin and Rudman LLP, counsel for the Company and the Stockholders, an opinion as of said date, in the form attached hereto as Exhibit
                                                                         -------
B.
-

          (g)  No Litigation.  There shall have been no determination by Buyer,
               -------------
acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer, the Company or any Stockholder.

          (h)  Consents.  The Company or the Stockholders shall have made all
               --------
filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company or the Stockholders in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company by Buyer subsequent to the Closing. The Company, the Stockholders and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

          (i)  Hart-Scott-Rodino.  All required filings under the Hart-Scott-
               -----------------
Rodino Act (if any) shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (j)  Employment and Non-Competition Agreements.  Each of Edward J.
               -----------------------------------------
Goulart and Robert W. LaRoche shall have executed and delivered to Buyer an Employment Agreement in substantially the form of Exhibit C attached hereto.
                                                  ---------
Mr. LaRoche shall have executed and delivered to Buyer a Non-Competition Agreement in substantially the form of Exhibit D attached hereto.
                                       ---------

          (k)  FIRPTA Withholding.  At or prior to the Closing, Buyer shall have
               ------------------
received from each Stockholder a "transferor's certificate of non-foreign status" as provided in the Treasury Regulations under Section 1445 of the Code in the form attached hereto as Exhibit E.
                               ---------

          (l)  Acquisition Audit. Buyer shall have received a satisfactory audit
               -----------------
report from Kenneth A. Najarian, P.C. with respect to the financial statements and financial condition of the Company as of January 31, 1998.

          (m)  Massachusetts Tax Certificate.  At or prior to the Closing, Buyer
               -----------------------------
shall have received from the Company a certificate of payment/good standing from the Commissioner of Revenue as provided in Massachusetts General Laws Chapter 62C, Section 44(a).

          (n)  Employee Programs.  The Company shall have taken all steps
               -----------------
necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified in Schedule 2.28
                                                     -------------
notwithstanding the purchase of the Company Shares by Buyer.

          (o)  Resignations.  The Company shall have delivered to Buyer
               ------------
resignations of all of the directors of the Company, except for Mr. LaRoche who shall remain as a director of the Company for so long as he is an employee of the Company, and of such officers of the Company as may be requested by Buyer at least five (5) days prior to the Closing, such resignations to be effective at the Closing.

          (p)  Releases.  The Company shall have delivered to Buyer general
               --------
releases signed by each Stockholder and by each officer and director of the Company of all claims which any of them have against the Company in the form attached hereto as Exhibit F.
                   ---------

          (q)  Conversion of Class A Preferred Stock; Redemption of Class B
               ------------------------------------------------------------
Preferred Stock.  All shares of Class A Preferred Stock shall have been
---------------
converted solely into shares of Common Stock, and all shares of Class B Preferred Stock shall have been redeemed by the Company as described in this Agreement.

          (r)  Registration Rights Agreement.  The Stockholders shall have
               -----------------------------
executed and delivered to Buyer a Registration Rights Agreement in substantially the form of Exhibit G attached hereto.
            ---------

          (s)  Registration Statement.  On the Closing Date, there shall be a
               ----------------------
valid, effective Registration Statement on Form S-1 on file with the SEC applicable to the resale of the Parent Shares to be issued to the Stockholders in connection with the transactions contemplated hereby.

     7.02 Conditions to Obligations of the Company and the Stockholders.  The
          -------------------------------------------------------------
obligations of the Company and the Stockholders to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a)  Representations; Warranties; Covenants.  Each of the
               --------------------------------------
representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date. Buyer shall, on or before the Closing, have performed in all material respects all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing. Buyer shall have delivered to the Company and the Stockholders a certificate of the President or any Vice President of Buyer dated the Closing Date to such effect.

          (b)  Approval of the Company's Counsel.  All actions, proceedings,
               ---------------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Rubin and Rudman LLP, as counsel for the Company and the Stockholders, and such counsel shall have received on behalf of the Company and the Stockholders such other certificates, opinions and documents in form reasonably satisfactory to such counsel, as the Company may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

          (c)  Opinion of Counsel.  On the Closing Date, the Stockholders shall
               ------------------
have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, in the form attached hereto as Exhibit H.
                                             ---------

          (d)  No Litigation.  There shall have been no determination by the
               -------------
Company, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, foreign or other governmental authority of litigation, proceedings or other action against Buyer, the Company or any Stockholder.

          (e)  Hart-Scott-Rodino.  All required filings under the Hart-Scott-
               -----------------
Rodino Act (if any) shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (f)  Employment and Non-Competition Agreements.  Buyer shall have
               -----------------------------------------
executed and delivered to each of Edward J. Goulart and Robert W. LaRoche an Employment Agreement in substantially the form of Exhibit C attached hereto.
                                                  ---------
Buyer shall have executed and delivered to Mr. LaRoche a Non-Competition Agreement in substantially the form of Exhibit D attached hereto.
                                       ---------

          (g)  Registration Rights Agreement.  Buyer shall have executed and
               -----------------------------
delivered to the Stockholders a Registration Rights Agreement in substantially the form of Exhibit G attached hereto.
            ---------

          (h)  Registration Statement.  On the Closing Date, there shall be a
               ----------------------
valid, effective Registration Statement on Form S-1 on file with the SEC applicable to the resale of the Parent Shares to be issued to the Stockholders in connection with the transactions contemplated hereby.

SECTION 8. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.
------------------------------------------------------

     8.01 Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated as follows:

               (i) by mutual written consent of all of the parties to this Agreement;

               (ii) by Buyer (A) if the Company or any Stockholder is in material breach of this Agreement and such breach shall remain uncured for a period of five (5) business days after Buyer shall have given written notice of such breach to the Company and, if applicable, such Stockholder, or (B) if at or prior to Closing, any of the conditions in Section 7.01 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of Buyer) and Buyer shall not have waived such failure of satisfaction, noncompliance or nonperformance;

               (iii) by the Company, and the Stockholders, (A) if Buyer is in material breach of this Agreement and such breach shall remain uncured for a period of five (5) business days after the Company shall have given written notice of such breach to Buyer, or (B) if at or prior to Closing, any of the conditions in Section 7.02 shall not have been satisfied, complied with or performed in all material respects (unless such failure of satisfaction, noncompliance or nonperformance is the result directly or indirectly of any action or failure to act on the part of the Company or any Stockholder) and the Company and the Stockholders shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

               (iv) by Buyer or the Company and the Stockholders, if the Closing has not occurred on or before July 31, 1998.

     8.02 Effect of Termination.  All obligations of the parties hereunder shall
          ---------------------
cease upon any termination pursuant to Section 8.01; provided, however, that (i)
                                                     --------  -------
the provisions of this Section 8, Section 4.08, Section 6.02, Section 11.01 and
Section 11.09 hereof shall survive any termination of this Agreement, (ii) subject to Section 1.09, nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, and (iii) any party may proceed as further set forth in Section 8.03 below.

     8.03 Right to Proceed.  Anything in this Agreement to the contrary
          ----------------
notwithstanding, if any of the conditions specified in Section 7.01 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 7.02 hereof have not been satisfied, the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 9. SURVIVAL
-------------------

     9.01 Survival of Warranties.  Each of the representations, warranties,
          ----------------------
agreements, covenants and obligations herein or in any Schedule, Exhibit, Certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and, with the exception of the representations, warranties and covenants with respect to Taxes or tax related matters which shall survive until the termination of the applicable statute of limitations, shall survive the Closing for eighteen months regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

SECTION 10. INDEMNIFICATION
---------------------------

     10.01 Indemnification by the Stockholders.  The Stockholders severally and
           -----------------------------------
not jointly agree subsequent to the Closing to indemnify and hold the Company, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually, a "Buyer Indemnified Party" and, collectively, the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

           (a) Fraud, intentional misrepresentation or a deliberate or willful breach by the Company or any Stockholder of any of their representations, warranties or covenants under this Agreement or in any Certificate, Schedule or Exhibit delivered pursuant hereto;

           (b) Any other breach of any representation, warranty or covenant of the Company or any Stockholder under this Agreement or in any Certificate, Schedule or Exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants; and

           (c) Any liability of the Company for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for or reserved against by the Company including, without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company.

     10.02 Limitations on Indemnification by the Stockholders.  Notwithstanding
           --------------------------------------------------
the foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 10.01 shall be subject to the following provisions:

           (a) No indemnification shall be payable pursuant to Subsection 10.01(b) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.01 shall exceed $200,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

           (b) No indemnification shall be payable by any Stockholder pursuant to Section 10.01 above to the Buyer Indemnified Parties in an aggregate amount in excess of such Stockholder's net proceeds received pursuant to Section 1.02 hereof; and

           (c) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 10.01(b) (exclusive of any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to Taxes or tax related matters) after the eighteen month anniversary of the Closing Date (the "Indemnification Cut-Off Date"), except for claims made pursuant hereto within the time period set forth in Section 9.1, in which case such claims shall survive, and indemnification (if any) shall be payable with respect thereto, until finally resolved.

     10.03 Indemnification by Buyer.  Buyer agrees to indemnify and hold the
           ------------------------
Stockholders (individually, each a "Stockholder Indemnified Party" and, collectively, the "Stockholder Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any Certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

     10.04 Limitation on Indemnification by Buyer.  Notwithstanding the
           --------------------------------------
foregoing, the right of Stockholder Indemnified Parties to indemnification under
Section 10.03 shall be subject to the following provisions:

           (a) No indemnification pursuant to Section 10.03 shall be payable to the Stockholders, unless the total of all claims for indemnification pursuant to
Section 10.03 shall exceed $200,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof; and

           (b) No indemnification shall be payable to the Stockholders with respect to claims asserted pursuant to Section 10.03 above after the Indemnification Cut-Off Date.

     10.05 Notice; Defense of Claims.  An indemnified party may make claims for
           -------------------------
indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third-party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third-party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third-party claim or liability at its own expense directly or through counsel; provided,
                                                                   --------
however, that if the named parties to the action or proceeding include both the
-------
indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third-party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third-party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

SECTION 11. MISCELLANEOUS.
-------------------------

     11.01 Fees and Expenses.  Each of the parties will bear its own expenses in
           -----------------
connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Company or the Stockholders relating in any way to the transactions contemplated hereby, including, without limitation, legal, accounting or other professional expenses and any broker's commission or finder's fee, shall be charged to, paid by or reflected in any account of the Company or Buyer; provided, however, that the
                                                  --------  -------
Company shall pay the customary fees and expenses related to the audit of the Company's financial statements for the fiscal year ended January 31, 1998.

     11.02 Governing Law.  This Agreement shall be construed under and governed
           -------------
by the internal laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

     11.03 Notices.  Any notice, request, demand or other communication required
           -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three (3) days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                     Mac-Gray Services, Inc.
--------
                              22 Water Street
                              Cambridge, MA  02141
                              Fax:  (617) 492-5386
                              Attn: Chief Executive Officer

With a copy to:               Goodwin, Procter & Hoar LLP
                              Exchange Place
                              53 State Street
                              Boston, MA  02109
                              Fax:  (617) 523-1231
                              Attn: Stuart M. Cable, Esq.

TO COMPANY:                   Copico, Inc.
-----------
                              55 North Street
                              Canton, MA  02021
                              Fax:  (781) 821-0513
                              Attn: President

With a copy to:               Rubin and Rudman LLP
                              50 Rowes Wharf
                              Boston, MA  02110
                              Fax:  (617) 439-9556
                              Attn: Peter B. Finn, Esq.

TO ANY STOCKHOLDER:           At the address set forth under such Stockholder's
------------------
                              name on the Signature pages hereto.

With a copy to:               Rubin and Rudman LLP
                              50 Rowes Wharf
                              Boston, MA  02110
                              Fax:  (617) 439-9556
                              Attn: Peter B. Finn, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     11.04 Entire Agreement.  This Agreement, including the Schedules and
           ----------------
Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

     11.05 Assignability; Binding Effect.  This Agreement shall only be
           -----------------------------
assignable by Buyer, whether in whole or in part, to an entity controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholders, and such assignment shall not relieve Buyer of any liability hereunder. This Agreement may not be assigned by the Company or the Stockholders without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

     11.06 Captions and Gender.  The captions in this Agreement are for
           -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     11.07 Execution in Counterparts.  For the convenience of the parties and to
           -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     11.08 Amendments.  This Agreement may not be amended or modified, nor may
           ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by Buyer, the Company and the Stockholders, or in the case of a waiver, the party waiving compliance.

     11.09 Publicity and Disclosures.  No press releases or public disclosure,
           -------------------------
either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer, the Company and the Stockholders; provided, however,
                                                            --------  -------
that Buyer shall be permitted to disclose such information about the Company, the Stockholders and the transactions contemplated hereby as may be legally required, and otherwise reasonably necessary, in the preparation, completion, filing and distribution of such reports, filings and other documents required by the Securities Act, the Exchange Act or New York Stock Exchange rules; provided,
                                                                       --------
further, that Buyer shall be permitted to make such press releases related to
-------
the execution of this Agreement as may be reasonably approved by the Stockholders.

     11.10 Dispute Resolution.  Except as provided in Section 11.11 below, any
           ------------------
dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Boston, Massachusetts.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

               (i) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

               (ii)  no other discovery;

               (iii) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place in one or two days at a maximum; and

               (iv) decision to be rendered not later than 10 days following such hearings.

     Each of Parent, Buyer, the Company and the Stockholders (a) hereby unconditionally and irrevocably submits to the jurisdiction of the United States District Court for the District of Massachusetts, for the purpose of enforcing the award or decision in any such proceeding and (b) hereby waives, and agrees not to assert in any civil action to enforce the award, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the civil action is brought in an inconvenient forum, that the venue of the civil action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of Parent, Buyer, the Company and the Stockholders hereby consents to service of process by certified mail or by a nationally recognized overnight courier at the address to which notices are to be given. Each of Parent, Buyer, the Company and the Stockholders agrees that its submission to jurisdiction and its consent to service of process by certified mail or by courier is made for the express benefit of the other parties hereto. Final judgment against Parent, Buyer, the Company or the Stockholders in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

     11.11 Specific Performance. The parties agree that it would be difficult to
           --------------------
measure damages which might result from a breach of this Agreement by the other parties hereto and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the other party hereto and the non-breaching party does not elect to terminate under Section 8, such non-breaching party shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to such non-breaching party.

                                 [End of Text]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                    BUYER:
                                    -----

                                    MAC-GRAY SERVICES, INC.



                                    By:_________________________________
                                       Name:
                                       Title:


                                    COMPANY:
                                    -------

                                    COPICO, INC.


                                    By:_________________________________
                                       Name:
                                       Title:


                                    PRINCIPAL STOCKHOLDERS:
                                    ----------------------


                                    ____________________________________
                                    Edward J. Goulart

                                    Address:____________________________
                                            ____________________________
                                            ____________________________

                                    ____________________________________
                                    Robert W. LaRoche


                                    Address:____________________________
                                            ____________________________
                                            ____________________________

                                    OTHER STOCKHOLDERS:
                                    ------------------


                                    ____________________________________
                                    Peter B. Finn

                                    Address:____________________________
                                            ____________________________
                                            ____________________________


                                    ____________________________________
                                    Ronald R. Jalbert

                                    Address:____________________________
                                            ____________________________
                                            ____________________________


                                    ____________________________________
                                    David Luongo

                                    Address:____________________________
                                            ____________________________
                                            ____________________________


                                    ____________________________________
                                    Joseph J. Tischler

                                    Address:____________________________
                                            ____________________________
                                            ____________________________

                                    MASSACHUSETTS CAPITAL
                                    RESOURCE COMPANY

                                    By:_________________________________
                                        Name:
                                        Title:

                                    Address:____________________________
                                            ____________________________
                                            ____________________________

     The undersighned hereby joins as an additional signatory to that certain Stock Purchase Agreement dated as of March 31, 1998 with respect to any provisions of such Agreement applicable to, or creating binding obligations with respect to, Parent Shares.

                                    MAC-GRAY CORPORATION


                                    By:  __________________________
                                         Name: Patrick A. Flanagan
                                         Title: Executive Vice President

                        List of Exhibits and Schedules
                        ------------------------------

Exhibit   A     List of Stockholders, Stockholdings and Consideration to be Paid
          B     Form of Opinion of Counsel for the Company and the Stockholders
          C     Form of Employment Agreement
          D     Form of Non-Competition Agreement
          E     FIRPTA Representation
          F     Form of General Release
          G     Form of Registration Rights Agreement
          H     Form of Opinion of Counsel for Buyer


Schedule  2.03     Voting Agreements, etc.
          2.05     Liens, etc.
          2.06(a)  Real Property
          2.06(b)  Personal Property
          2.07     Vending Service Agreements
          2.08     Equipment
          2.09     Title
          2.10     Financial Statements
          2.11     Tax Disclosures
          2.12     Affiliated Accounts Receivable
          2.13     Inventories
          2.14     Absence of Changes
          2.16     Banking Arrangements
          2.17     Intellectual Property
          2.18     Contracts, etc.
          2.19     Litigation
          2.20     Compliance with Laws
          2.21     Insurance
          2.22     Warranty Claims
          2.25     Permit; Burdensome Agreements
          2.27     Transactions with Interested Persons
          2.28     Employee Benefit Programs
          2.29     Environmental Matters
          2.30     Officers and Directors
          2.31     Labor Matters
          2.34     Customers, Distributors and Suppliers
          2.36     Stock Repurchases

                                   EXHIBIT A
                                   ---------

       List of Stockholders, Stockholdings and Consideration to be Paid
       ----------------------------------------------------------------

                                                       =========================
                                                          CONSIDERATION PAYABLE
                                                                  BY BUYER
================================================================================
                          OWNERSHIP OF    OWNERSHIP OF            PARENT
                            COMPANY          COMPANY      CASH    SHARES
        NAME OF          SECURITIES AT      SHARES AT      AT       AT
      STOCKHOLDER        MARCH 31, 1998      CLOSING     CLOSING  CLOSING
-------------------------------------------------------------------------------
Edward J. Goulart             350           350 Shares       *      67,900
                                             27.16%
-------------------------------------------------------------------------------

Robert W. LaRoche             350           350 Shares       *      67,900
                                             27.16%
-------------------------------------------------------------------------------

  Peter B. Finn                 0           13 Shares        *       2,500
                                             1.00 %
-------------------------------------------------------------------------------

 Ronald R. Jalbert            300           300 Shares       *      58,200
                                             23.28 %
-------------------------------------------------------------------------------

  David Luongo                  0            13 Shares       *       2,500
                                              1.00%
-------------------------------------------------------------------------------

 Joseph J. Tischler             0            13 Shares       *       2,500
                                              1.00%
-------------------------------------------------------------------------------

Massachusetts Capital         250           250 Shares       *      48,500
 Resource Company                            19.40%
===============================================================================

*    To be determined at closing, based on percentage set forth above